Exhibit 10.01

OMNIBUS WAIVER AND MODIFICATION AGREEMENT

THIS OMNIBUS WAIVER AND MODIFICATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Amendment”) dated as of January 9, 2012 by and between CLICKER Inc., a Nevada corporation (the “Company”) and each of the investor signatories hereto (each, an “Investor” and collectively, the “Investors”), amends those certain Debentures (as hereinafter defined) entered into by and between the Company and the Investors.

W I T N E S S E T H:

WHEREAS, the Company entered into a securities purchase agreement and/or an exchange agreement with each of the Investors (collectively, the “Agreements”) pursuant to which the Company issued convertible debentures (the “Debentures”, and together with the Agreements, the “Transaction Documents”) to the Investors, as set forth on Schedule A hereto;

WHEREAS, the Company is currently in default under the Debentures for failure to have enough shares of authorized but unissued common stock available for issuance upon conversion of the Debentures (the “Event of Default”);

WHEREAS, the Company and the Investors have agreed to certain amendments to the Transaction Documents subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Capitalized terms used herein without definition and defined in the Debentures are used herein as defined therein.

Section 2.  Each Investor hereby waives any defaults or breaches that may have resulted as a result of the Event of Default and agree to waive such defaults and breaches resulting therefrom so long as such Investor owns shares of the Preferred Stock (as hereinafter defined).

Section 3.  As consideration for entering into this Agreement, the Company shall issue to the Investors an aggregate of 100 shares of the Company’s series B preferred stock (the “Preferred Stock”) as set forth on Schedule A hereto, which shall be issued on a pro rata basis of the principal face amount outstanding of Debentures each Investor holds compared to the total amount of the principal face amount outstanding of Debentures of all the Investors.  The terms and conditions of the Preferred Stock will be governed by the Certificate of Designation, in for form attached hereto as Exhibit A (the “Certificate of Designation”).

Section 4.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 5.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to each Investor under the Agreements and Debentures.  Notwithstanding the foregoing, this Amendment shall be deemed for all purposes as an amendment to the Agreements and Debentures as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Agreements or Debentures, on the one hand, and the terms and provisions of this Amendment, on the other hand, the terms and provisions of this Amendment shall prevail.

Section 6.  If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

Section 7.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

Section 8. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

Section 9. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Amendment.

Section 10. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment or any amendments hereto.

Section 11.  This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CLICKER INC.

/s/
Name: Lloyd Lapidus
Title: Chief Executive Officer

[Investor signatures page on the following page]

Investors Signature Page

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SCHEDULE A

Investor Name	Principal Face Amount of Debenture Outstanding	Debenture Issuance Date	Shares of Preferred Stock